FONTANELLA AND BABITTS
Certified Public Accountants                      534 Union Boulevard
                                                  Totowa Boro, New Jersey  07512
                                                  Tel:  (973) 595-5300
                                                  Fax: (973) 595-5890


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-119839) of our report, dated December 16, 2005, on the consolidated financial statements of Roebling Financial Corp, Inc. (the "Registrant") at and for the fiscal year ended September 30, 2005 which report is incorporated by reference into the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005.


                                            /s/ Fontanella and Babitts

December 22, 2005